Report of Independent Accountants


To the Shareholders and Board of Directors of Kleinwort Benson Australian Income Fund, Inc.



In planning and performing our audit of the financial statements of Kleinwort Benson
Australian Fund, Inc. (the "Fund") for the year ended October 31, 1998, we considered its internal control, including controls for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
Those controls include the safeguarding
of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards established
by the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
 internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined above as
of October 31, 1998.
This report is intended solely for the
information and use of management and
the Securities and Exchange Commission.




PricewaterhouseCoopers LLP
New York, New York
November 30, 1998
To the Shareholders and Board of
Directors of
Kleinwort Benson Australian
Income Fund, Inc.


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